Exhibit 99.1

Trinity Capital Reports Third Quarter 2026 Financial Results

Return on Average Equity climbs to 15.5% in Q3

Quarterly Net Investment Income reaches a record $49.9 million, up 34.9% year-over-year

Net Asset Value per share increases to $13.61

PHOENIX, November 4, 2026 – Trinity Capital Inc. (NYSE: TRIN) (“the Company”), a leading international alternative asset manager, today announced its financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Highlights

•
Total investment income of $98.4 million, an increase of 30.2% year-over-year.
•
Net investment income (“NII”) of $49.9 million, or $0.52 per basic share. NII grew 34.9% year-over-year.
•
Net increase in net assets resulting from operations of $46.9 million, or $0.49 per basic share.
•
15.5% Return on Average Equity “ROAE” (NII/Average Equity).
•
7.0% Return on Average Assets “ROAA” (NII/Average Assets).
•
Net Asset Value (“NAV”) of $1.33 billion, or $13.61 per share at the end of Q3.
•
Total gross investment commitments of $880.5 million.
•
Total gross investments funded of $614.1 million, which was comprised of $431.9 million to 15 new portfolio companies, $117.7 million to 24 existing portfolio companies and $64.5 million to multi-sector holdings.
•
Total gross investment exits and repayments of $494.8 million, which was comprised of $237.2 million from investments sold, $194.3 million from early debt repayments and refinancings, $57.3 million from scheduled/amortizing debt payments and $6.0 million from warrant and equity sales.
•
The Company announced $0.17 monthly distributions for each of October, November and December 2026, totaling $0.51 for the fourth quarter and marking the 28th consecutive quarter of a consistent regular dividend.

“The third quarter was another step in building a platform designed to perform across market environments,” said Kyle Brown, Trinity Capital CEO. “We funded $614 million, grew platform AUM to $3.4 billion, and continued to expand our managed funds offering, enhancing returns for TRIN beyond the income generated by our BDC portfolio. We like the foundation we’ve built, and we’re excited about what’s next for TRIN and our shareholders.”

Third Quarter 2026 Operating Results

For the three months ended September 30, 2026, total investment income was $98.4 million, compared to $75.6 million for the three months ended September 30, 2025. The effective yield on the average debt investments at cost was 15.2% for the third quarter of 2026, compared to 15.0% for the third quarter of 2025. Effective yields generally include the effects of fees and income accelerations attributed to early loan repayments and other one-time events, and may also fluctuate quarter-to-quarter depending on the amount of prepayment activity.

Total operating expenses and excise taxes, excluding interest expense, for the third quarter of 2026 were $20.2 million, compared to $17.6 million during the third quarter of 2025. The increase was primarily attributable to higher compensation costs partially offset by higher allocated expenses to the Company’s registered investment adviser subsidiary.

Interest expense for the third quarter of 2026 was $28.3 million, compared to $21.0 million during the third quarter of 2025. The increase was primarily attributable to the increase in weighted average debt outstanding.

Net investment income was approximately $49.9 million, or $0.52 per share based on 95.1 million basic weighted average shares outstanding for the third quarter of 2026, compared to $37.0 million or $0.52 per share for the third quarter of 2025 based on 71.5 million basic weighted average shares outstanding.

During the three months ended September 30, 2026, the Company’s net unrealized appreciation totaled approximately $4.5 million, which included net unrealized appreciation of $4.8 million from its equity investments, net unrealized appreciation of $0.3 million from its debt investments, partially offset by net unrealized depreciation of $0.7 million from its warrant investments. Additionally, there was $0.1 million net unrealized appreciation attributable to foreign currency forward contracts.

Net realized loss on investments was approximately $7.5 million, primarily due to the realized losses of two loan positions and one equipment financing position, partially offset by the realized gain of one warrant position.

Net increase in net assets resulting from operations was $46.9 million, or $0.49 per share, based on 95.1 million basic weighted average shares outstanding. This compares to a net increase in net assets resulting from operations of $27.6 million, or $0.39 per share, based on 71.5 million basic weighted average shares outstanding for the third quarter of 2025.

Net Asset Value

Total net assets at the end of the third quarter of 2026 increased by 4.6% to $1.33 billion, compared to $1.27 billion at the end of the second quarter of 2026. The increase in total net assets was primarily due to accretive ATM issuances, partially offset by net portfolio performance. NAV per share increased to $13.61 per share in the third quarter from $13.47 per share as of June 30, 2026.

Portfolio and Investment Activity

As of September 30, 2026, the Company's investment portfolio had an aggregate fair value of approximately $2.9 billion and was comprised of approximately $2.0 billion in secured loans, $470.7 million in equipment financings, and $369.5 million in equity and warrants, across 198 portfolio companies. The Company’s debt portfolio is comprised of 89.2% first-lien loans and 10.8% second-lien loans, with 78.4% of the debt portfolio at floating rates based on principal outstanding.

During the third quarter, the Company originated approximately $880.5 million of total new commitments. Third quarter gross investments funded totaled approximately $614.1 million, which was comprised of $431.9 million of investments in 15 new portfolio companies, $117.7 million of investments in 24 existing portfolio companies and $64.5 million to multi-sector holdings. Gross investment fundings during the quarter for secured loans totaled $377.9 million, equipment financings totaled $159.1 million and warrant and equity investments totaled $77.1 million.

Gross proceeds received from exits and repayments of the Company’s investments during the third quarter totaled approximately $494.8 million, which included $237.2 million from investments sold, $194.3 million from early debt repayments and refinancings, $57.3 million from scheduled/amortizing debt payments and $6.0 million from warrant and equity sales. The investment portfolio increased by $121.1 million on a cost basis, an increase of 4.5%, and $125.4 million on a fair value basis, an increase of 4.6%, each as compared to June 30, 2026.

As of the end of the third quarter, loans to three portfolio companies were on non-accrual status with a total fair value of approximately $17.2 million, or 0.7% of the Company’s debt investment portfolio at fair value.

The following table shows the distribution of the Company’s loan and equipment financing investments on the 1 to 5 investment risk rating scale at fair value as of September 30, 2026 and June 30, 2026 (dollars in thousands):

		September 30, 2026		June 30, 2026
Investment Risk Rating		Investments at	Percentage of	Investments at	Percentage of
Scale Range	Designation	Fair Value	Total Portfolio	Fair Value	Total Portfolio
4.0 - 5.0	Very Strong Performance	$179,170	7.2%	$123,311	5.1%
3.0 - 3.9	Strong Performance	1,141,495	45.9%	1,165,201	47.8%
2.0 - 2.9	Performing	1,097,414	44.1%	1,080,131	44.3%
1.6 - 1.9	Watch	39,986	1.6%	37,069	1.5%
1.0 - 1.5	Default/Workout	17,185	0.7%	18,728	0.8%
Total Debt Investments excluding Senior Credit Corp 2022 LLC		2,475,250	99.5%	2,424,440	99.5%
.	Senior Credit Corp 2022 LLC (1)	12,885	0.5%	12,885	0.5%
Total Debt Investments		$2,488,135	100.0%	$2,437,325	100.0%

_____________

(1) An investment risk rating is not applied to Senior Credit Corp 2022 LLC.

As of September 30, 2026 and June 30, 2026, the Company’s loan and equipment financing investments had a weighted average risk rating score of 3.1 and 3.0, respectively. The Company’s grading scale is comprised of numerous factors, two key factors being liquidity and performance to plan. A company may be downgraded as it approaches the need for additional capital or if it is underperforming relative to its business plans. Conversely, it may be upgraded upon a capitalization event or if it is exceeding its plan. As such, the overall grading may fluctuate quarter-to-quarter.

Liquidity and Capital Resources

As of September 30, 2026, the Company had approximately $225.0 million in available liquidity, including $20.7 million in unrestricted cash and cash equivalents. At the end of the period, the Company had approximately $204.3 million in available borrowing capacity under its KeyBank credit facility, subject to existing terms and advance rates and regulatory and covenant requirements. This excludes capital raised by the Company’s joint ventures and funds managed by the Company’s wholly owned registered investment adviser subsidiary.

As of September 30, 2026, the Company’s net leverage, or net debt-to-equity ratio, was approximately 117%, compared to 118% as of June 30, 2026.

During the three months ended September 30, 2026, the Company utilized its equity ATM offering program to sell 3,280,462 accretive shares of its common stock at a weighted average price of $17.82 per share, raising $57.8 million of net proceeds.

Distributions

On September 16, 2026, the Company’s Board of Directors declared regular monthly dividends of $0.17 per share for each of October, November and December 2026, totaling $0.51 for the fourth quarter. The Board of Directors generally determines and announces the Company's dividend distributions on a quarterly basis, with distributions paid monthly.

Recent Developments

For the period from October 1, 2026 to November 2, 2026, the Company issued and sold 1,423,221 shares of its common stock at a weighted-average price of $16.65 per share and raised $23.5 million of net proceeds under its equity ATM offering program.

On October 5, 2026, the Company issued and sold $350.0 million in aggregate principal amount of its unsecured 7.500% Notes due 2032 (the “January 2032 Notes”) under its shelf Registration Statement on Form N-2. The proceeds were used to pay down a portion of the existing indebtedness outstanding under its credit agreement with KeyBank, National Association and for general corporate purposes.

Conference Call

Trinity Capital will hold a conference call to discuss its third quarter 2026 financial results at 12:00 p.m. Eastern Time on Wednesday, November 4, 2026.

To listen to the call, please dial (800) 267-6316, or (203) 518-9783 internationally, and reference Conference ID: TRINQ326 if asked, approximately 10 minutes prior to the start of the call. The conference call and presentation will also be available on the investor relations section of the Company’s website at ir.trinitycapital.com.

A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until November 11, 2026. To access the replay, please dial (800) 695-2122 or (402) 530-9027. You may also access the webcast replay of the call and the presentation on the investor relations section of the Company’s website at ir.trinitycapital.com.

About Trinity Capital Inc.

Trinity Capital Inc. (NYSE: TRIN) is an international alternative asset manager that seeks to deliver consistent returns for investors through access to private credit markets. Trinity Capital sources and structures investments in well-capitalized growth-oriented companies. With five distinct business verticals — Sponsor Finance, Equipment Finance, Tech Lending, Asset-Based Lending, and Healthcare & Life Sciences — Trinity Capital stands as a long-term trusted partner for innovative companies seeking tailored debt solutions. Headquartered in Phoenix, Arizona, Trinity Capital's dedicated team is strategically located across the United States and in Europe. For more information on Trinity Capital, please visit trinitycapital.com and stay connected to the latest activity via LinkedIn.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission (“SEC”). The Company undertakes no duty to update any forward-looking statement made herein, except as required by law. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company's filings with the SEC, including in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's most recently filed annual report on Form 10-K and subsequent SEC filings.

Contact

Ben Malcolmson
Head of Investor Relations
Trinity Capital Inc.
ir@trinitycapital.com

(480) 852-3950

TRINITY CAPITAL INC.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	September 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Investments at fair value:
Control investments (cost of $205,555 and $107,747, respectively)	$211,050	$123,760
Affiliate investments (cost of $79,425 and $63,422, respectively)	54,874	50,495
Non-Control / Non-Affiliate investments (cost of $2,554,312 and $2,225,715, respectively)	2,591,808	2,243,820
Total investments (cost of $2,839,292 and $2,396,883, respectively)	2,857,732	2,418,075
Cash and cash equivalents	20,664	19,110
Interest receivable	20,727	19,031
Deferred credit facility costs	4,643	5,872
Other assets	26,929	22,431
Total assets	$2,930,695	$2,484,519

LIABILITIES
Credit Facility	$485,700	$373,900
Secured Notes, net of $1,156 and $1,467, respectively, of unamortized deferred financing costs	173,744	198,533
Unsecured Notes, net of $13,312 and $10,118, respectively, of unamortized deferred financing costs and premium/discount	893,569	721,763
Distribution payable	—	41,574
Security deposits	2,171	3,008
Accounts payable, accrued expenses and other liabilities	49,761	51,742
Total liabilities	1,604,945	1,390,520

NET ASSETS
Common stock, $0.001 par value per share (200,000,000 authorized, 97,380,301 and 81,518,294 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively)	97	82
Paid-in capital in excess of par	1,348,197	1,100,343
Distributable earnings/(accumulated deficit)	(22,544)	(6,426)
Total net assets	1,325,750	1,093,999
Total liabilities and net assets	$2,930,695	$2,484,519
NET ASSET VALUE PER SHARE	$13.61	$13.42

TRINITY CAPITAL INC.

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
INVESTMENT INCOME:
Interest and dividend income:
Control investments	$2,826	$2,809	$12,477	$7,567
Affiliate investments	1,639	1,866	5,534	4,116
Non-Control / Non-Affiliate investments	81,487	67,900	230,861	190,278
Total interest and dividend income	85,952	72,575	248,872	201,961
Fee and other income:
Control investments	687	—	1,320	—
Affiliate investments	998	731	2,259	2,020
Non-Control / Non-Affiliate investments	10,751	2,244	23,235	6,436
Total fee and other income	12,436	2,975	26,814	8,456
Total investment income	98,388	75,550	275,686	210,417

EXPENSES:
Interest expense and other debt financing costs	28,300	20,981	77,178	56,681
Compensation and benefits	17,062	13,388	46,761	36,522
Professional fees	1,442	1,936	3,906	5,750
General and administrative	2,964	2,590	9,099	7,303
Total gross expenses	49,768	38,895	136,944	106,256
Allocated expenses to Trinity Capital Adviser, LLC	(1,977)	(955)	(4,006)	(1,871)
Total net expenses	47,791	37,940	132,938	104,385

NET INVESTMENT INCOME/(LOSS) BEFORE TAXES	50,597	37,610	142,748	106,032
Excise tax expense	730	644	2,404	1,881
NET INVESTMENT INCOME	49,867	36,966	140,344	104,151

NET REALIZED GAIN/(LOSS) FROM INVESTMENTS:
Affiliate investments	(4,777)	(19,039)	(7,848)	(19,039)
Non-Control / Non-Affiliate investments	(2,695)	(986)	(10,328)	(11,402)
Net realized gain/(loss) from investments	(7,472)	(20,025)	(18,176)	(30,441)

NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) FROM INVESTMENTS:
Control investments	(2,466)	(411)	(10,518)	7,503
Affiliate investments	7,221	308	(5,582)	(2,153)
Non-Control / Non-Affiliate investments	(226)	10,807	15,093	17,084
Net change in unrealized appreciation/(depreciation) from investments	4,529	10,704	(1,007)	22,434

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$46,924	$27,645	$121,161	$96,144

NET INVESTMENT INCOME PER SHARE - BASIC	$0.52	$0.52	$1.56	$1.56
NET INVESTMENT INCOME PER SHARE - DILUTED	$0.52	$0.52	$1.56	$1.56

NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC	$0.49	$0.39	$1.35	$1.44
NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - DILUTED	$0.49	$0.39	$1.35	$1.44

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	95,111,706	71,467,831	89,781,819	66,677,623
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	95,111,706	71,467,831	89,781,819	66,677,623